SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 205490

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 15, 2002

CAMDEN PROPERTY TRUST
(Exact name of Registrant as specified in its Charter)

TEXAS (State or other jurisdiction of incorporation or organization)	1-12110 (Commission file number)	76-6088377 (I.R.S. Employer Identification Number)

Three Greenway Plaza, Suite 1300, Houston, Texas 77046
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (713) 354-2500

Not applicable
(Former name or former address, if changed since last report)

Item 5.    Other Events.

        On August 15, 2002, Camden Property Trust (the “Company”), as borrower, entered into a Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, JP Morgan Chase Bank and Commerzbank AG, New York and Grand Cayman branches, as syndication agents, Wachovia Bank, N.A. and Wells Fargo Bank, N.A., as documentation agents, and the financial institutions and other entities designated as “Lenders” on Schedule I thereto, which provides the Company with a $500,000,000 credit facility, with the ability to increase such credit facility up to $600,000,000 in certain circumstances. A copy of the Credit Agreement is attached as Exhibit 99.1 to this report.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1	Form of Credit Agreement, dated as of August 15, 2002, among Camden Property Trust, as borrower, Bank of America, N.A., as administrative agent, JP Morgan Chase Bank and Commerzbank AG, New York and Grand Cayman branches, as syndication agents, Wachovia Bank, N.A. and Wells Fargo Bank, N.A., as documentation agents, and the financial institutions and other entities designated as "Lenders" on Schedule I thereto.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    August 21, 2002

CAMDEN PROPERTY TRUST

By:	/s/ G. Steven Dawson --------------------------------------------- G. Steven Dawson Sr. Vice President - Chief Financial Officer, Finance and Secretary